EXHIBIT 10.79

LEASE SUMMARY
AUTO-BY-TEL CORPORATION, A Delaware Corporation

Date:	April 3, 1997

Building:	18872 MacArthur Blvd. Irvine, CA 92612

Tenant:	Auto-By-Tel Corporation, a Delaware corporation

Premises:	Approximately 12,280 rentable square feet located on the fourth floor of 18872 MacArthur Blvd., Suite 400, Irvine, California 92612

Term:	Fifty-three (53) month lease term

Lease Commencement:	April 10, 1997

Security Deposit:	Security Deposit to equal to $18,838.40

Primary Term Rent:                                              Months                                    *Rate/SF/FSG                           Amount
4/10/97 – 1/31/98                                      $1.10                                $13,508.00
2/1/98 – 1/31/99                                        $1.15                                $14,122.00
2/1/99 – 9/30/99                                        $1.35                                $16,578.00
10/1/99 – 9/30/00                                      $1.45                                $17,806.00
10/1/00 – 9/30/01                                      $1.53                                $18,788.00

*Lease must be renewed within ninety (90) days of expiration otherwise suite will be marketed to prospective tenants as coming available.

Option to Extend:	Tenant shall be granted an option to extend lease to the extent that the building is available beyond the initial five year period of the lease.

Right of First Offer:	Tenant shall have the “right of first offer” to the space on the third (3rd) floor of building. See Schedule “H”.

Tenant Improvements:
Landlord will provide a tenant improvement allowance of $6.00 per useable square feet to be used for construction improvements to the space, which will include paint and carpet.  Landlord must approve in writing all tenant improvements and will reimburse tenant upon receipt of invoice, cancelled check and lien release if applicable.

Special Considerations:	See Schedule "H"

Parking:	See Schedule "I"

Operating Expenses:	1997 Base Year

Proportionate Share:	12,280 SF divided by 46,621 SF = 26.34%

OFFER TO LEASE

To: The Provider Fund

1.         The undersigned offeror, having inspected the premises or plans thereto offers to lease the premises as outlined in Schedules "A" and "B" and under the terms and conditions as set forth in the Lease attached hereto and forming a part hereof and initialed by the parties.

2.         Cash/Cheque for $32,346.40 payable to The Provider Fund pending completion or other termination of this agreement, it is attached hereto to apply as a deposit on Basic Rent and/or as security deposit which will be returned if this Offer is not accepted.

3.         The Lease shall be drawn by you in accordance with the attached Lease and shall be executed by both parties forthwith.

4.         It is further understood that all representations made by The Provider Fund or any of its representatives, are set out in this agreement.

5.        This Offer shall be irrevocable until April 6, 1997, after which time if not accepted, this Offer shall be null and void.

DATED this 10th day of April, 1997.

Auto-By-Tel, a Delaware Corporation

  /s/   Brian B. MacDonald      V.P. Finance
 Signature         Title

 Signature         Title
(Note:  If a corporation, give title of signing officer and affix seal.)

The Provider Fund hereby accepts the above Offer.

DATED this 10th day of April, 1997.

The Provider Fund

  /s/ Debra Wodouk
Signature

       Director of Operations
Title

8.	REPAIR AND DAMAGE
	(a) Landlord's Repairs to Building and Property	7
	(b) Landlord's Repairs to the Leased Premises	7
	(c) Tenant's Repairs	7
	(d) Indemnification	8
	(e) Damage and Destruction	8

9.	INSURANCE AND LIABILITY
	(a) Landlord's Insurance	9
	(b) Tenant's Insurance	9
	(c) Limitation of Landlord's Liability	10
	(d) Indemnity of Landlord	10
	(e) Definition of "Insured Damage"	10

10.	EVENTS OF DEFAULT AND REMEDIES
	(a) Events of Default and Remedies	10
	(b) Payment of Rent, etc. on Termination	10
	(c) Tenant to pay on demand	10

	ADDITIONAL PROVISIONS

11.	Relocation of Leased Premises	12
12.	Subordination and Attornment	13
13.	Certificates	13
14.	Inspection of and Access to the Leased Premises	13
15.	Delay	13
16.	Waiver	14
17.	Sale, Demolition and Renovation	14
18.	Public Taking	14
19.	Registration of Lease	14
20.	Entire Lease Agreement	14
21.	Notices	14
22.	Interpretation	15
23.	Extent of Lease Obligations	15
24.	Use and Occupancy Prior to Term	15
25.	Schedules	15

Definitions of Principal Terms	Paragraph	Page

Additional Rent	3(b)	3
Additional Services	3(b)	D-1
Basic Rent	3(a)	3
Building	1	1
Fiscal Period	3(c)	3
Insured Damage	9(e)	10
Landlord		1
Landlord's Taxes	2(a)	C-1
Leased Premises	1	1
Leasehold Improvements	1	F-1
Landlord's Work	2	F-1
Operating Costs	5	D-2
Property	1	1
Public Taking	18	14
Rent	3(d)	3
Taxes	2(d)	C-2
Tenant		1
Tenant's Proportionate Share	2(d)	C-2
Tenant's Proportionate Share	7	D-3
Tenant's Taxes	2(c)	C-2
Term	2(a)	1

THIS AGREEMENT made this 6th day of April, 1997

BETWEEN:

The Provider Fund,
a California Limited Partnership having the
offices of its General Partner,
THE COLTON COMPANY

having an office at 2171 Martin, Suite 260

in the City of Irvine County of Orange

(Hereinafter called the "Landlord") OF THE FIRST PART,

           –  and –

–	Auto-By-Tel, A Delaware Corporation

–	having an office at 18872 MacArthur Blvd., Suite 200
–	in the City of Irvine County of Orange

–	(Hereinafter called the "Tenant") OF THE SECOND PART,

In consideration of the rents, covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:

1.  LEASED PREMISES

Leased Premises.  The Landlord does demise and lease to the Tenant the premises (the "Leased Premises") located in a building (the "Building") having a municipal address of 18872 MacArthur Blvd. Suite 400, in the City of Irvine, County of Orange, State of California and known as 18872 MacArthur Blvd. (the Leased Premises, the Building, together with the lands described in Schedule "A" attached and present and future improvements, additions and changes thereto being herein called (the "Property"), the Leased Premises consisting of approximately 12,280 rentable square feet on the fourth (4th) floor as outlined in red on the plan or plans marked Schedule(s) "B" attached hereto, excluding the exterior surfaces of the exterior walls of the Leased Premises.

2.  TERM

Term.

(a)  TO HAVE AND TO HOLD the Leased Premises for and during the term of Fifty Three (53) months (the "Term") to be computed from the 10th day of April 1997, and to be fully complete and ended on the 30th day of September, 2001, unless otherwise terminated.

Delay in Occupancy.

(b)   ~~If the Leased Premises or any part thereof ore not ready for occupancy on the date of commencement of the Term, no part of the "Rent" (as hereinafter defined) or only a proportionate-part thereof, in the event that the Tenant shall occupy a part of the Leased Premises, shall be payable for the period prior to the date when the entire Leased Premises are ready for occupancy and the full Rent shall accrue only after such last mentioned date. The Tenant agrees to accept any such abatement of Rent in full settlement of all claims which the Tenant might otherwise have by reason the Leased Premises not being ready for occupancy on the date of commencement of the Term, provided that when the Landlord has completed construction of such part of the Leased Premises as it is obliged hereunder to construct, the Tenant shall not be entitled to any abatement of Rent for any delay in occupancy due to the Tenant's failure or delay to provide plans or to complete any special installations or other work required for its purposes or due to any other reason, nor shall the Tenant be entitled to any abatement of Rent for any delay in occupancy if the Landlord has been unable to complete construction of the Leased Promises by reason of such~~ failure or delay by the Tenant.  A certificate of the Landlord as to the date the Leased Premises were ready for occupancy and such construction as the Landlord is obliged to complete is substantially completed, or as to the date upon which the same would have been ready for occupancy and completed respectively but for the failure or delay of the Tenant, shall be conclusive and binding on the Tenant and Rent in full shall accrue and become payable from the date set out in the said certificate. Not withstanding any delay in occupancy, the expiration date of this Lease shall remain unchanged.

Over-holding.

(c)           If, at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only at 150% "Basic Rent" (as hereinafter defined) payable monthly in advance plus "Additional Rent" (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary except an agreement in writing between the Landlord and the Tenant and the Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of such monthly Rent.

3.  RENT
Basic Rent.

(a)           See Schedule "G".

Additional Rent.

(b)           The Tenant shall, without deduction or right of offset pay to the Landlord yearly and every year during the Term as additional rental (hereinafter called "Additional Rent").
(i)	the amounts of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule "C" attached hereto; and
(ii)	the amounts required to be paid to the Landlord pursuant to the provisions of Schedule "D" attached hereto.

Payment.

(c)           Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months ("Fiscal Period"), which shall be a calendar year unless the Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to the Tenant.  The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) which commenced upon the commencement date of the Term and for each succeeding Fiscal Period or broken portion thereof which commences during the Term.  Such estimate shall, in every case, be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated.  The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on the Landlord's estimate as aforesaid.  From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof in no later than 30 days.  After the end of each such Fiscal Period or broken portion thereof the Landlord shall submit to the Tenant a statement of the actual Additional Rent payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period. Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.  Tenant has the right to audit cam charges at their own expense.  Tenant shall pay cost of audit unless error is greater than 4%, in which case Landlord will pay cost of audit.

Accrual of Rent.

(d)           Basic Rent and Additional Rent (herein collectively called "Rent") shall be considered as accruing from day to day, and Rent for an irregular period of less than one year or less than one calendar month shall be apportioned and adjusted by the Landlord for the Fiscal Periods of the Landlord in which the tenancy created hereby commences and expires.  Where the calculation of Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent shall survive the termination hereof for 6 months, and Additional Rent for such period shall be payable by the Tenant upon demand by the Landlord.  If the Term commences or expires on any day other than the first or the last day of a month, Rent for such fraction of a month shall be apportioned and adjusted as aforesaid and paid by the Tenant on the commencement date of the Term.

Recovery of Rent.

(e)           Rent and any other amounts required to be paid by the Tenant to the Landlord under this Lease shall be deemed to be and be treated as rent and payable and recoverable as rent, and the Landlord shall have all rights against the Tenant for default in any payment of rent and other amounts as in the case of arrears in rent.

Limitations.

(f)           The information set out in statements, documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice to the Landlord within 6 months of the Landlord's submission of such statement, document or other writing identifying the statement, document, or writing and setting out in reasonable detail the reason why such statement, document, or writing should not be binding on the Tenant.

4.  SECURITY DEPOSIT
Security Deposit.

The Landlord shall recognize the tenant's security deposit upon execution of this Lease by the Tenant for the sum of Eighteen Thousand Eight Hundred Thirty Eight Dollars and 40/100 ($18,838.40) as a deposit to the Landlord to stand as security for the payment by the Tenant of any and all present and future debts and liabilities of the Tenant to the Landlord and for the performance by the Tenant of all of its obligations arising under or in connection with this Lease (the "Debts, Liabilities and Obligations"). The Landlord shall not be required to keep the deposit separate from its general funds. In the event of the Landlord disposing of its interest in this Lease, the Landlord shall credit the deposit to its successor and thereupon shall have no liability to the Tenant to repay the security deposit to the Tenant. Subject to the foregoing and to the Tenant not being in default under this Lease, the Landlord shall repay the security deposit to the Tenant without interest at the end of the Term or sooner termination of the Lease provided that all Debts, Liabilities and Obligations of the Tenant to the Landlord are paid and performed in full, failing which the Landlord may on notice to the Tenant elect to retain the security deposit and to apply it in reduction of the Debts, Liabilities an Obligations and the Tenant shall remain fully liable to the Landlord for payment and performance of the remaining Debts, Liabilities and Obligation

5.  GENERAL COVENANTS

Landlord's Covenants.

(a)           The Landlord covenants with the Tenant:

(i)	for quiet enjoyment;
(ii)	to observe an perform all the covenants and obligations of Landlord herein.

Tenant's Covenants.

(a)	The Tenant covenants with the Landlord:

(i)	to pay Rent; and
(ii)	to observe an perform all the covenants and obligations of the Tenant herein.

6. USE AND OCCUPANCY

Use.

The Tenant covenants with the Landlord:

(a)           not to use the Leased Premises for any purpose other than an office for the conduct of the Tenant's business which is general office use.

Waste, Nuisance, Etc.

(b)   not to commit, or permit, any waste, injury or damage to the Property including the Leasehold Improvements and any trade fixture therein, any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord acting reasonably, any nuisance therein or any use or manner of use causing annoyance to the other tenants and occupants of the Property or to the Landlord;

Insurance Risks.

(c)   not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be increased the Landlord's cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation;

Compliance with Law.

(d)   to comply at its own expense with all governmental laws, regulations and requirements pertaining to the occupation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein;

Environmental Compliances.

(e)    (i)    to conduct and maintain its business and operations at the Leased Premises so as to comply in all respects with common law and with all present and future applicable federal, provincial/state, local, municipal, governmental or quasi-governmental laws, by-laws, rules, regulations, licenses, orders, guidelines, directives, permits, decisions or requirements, concerning occupational or public health and safety or the environment and any order, injunction, judgement, declaration, notice or demand issued thereunder, ("Environmental Laws").

        (ii)          not to permit or suffer any substance which is hazardous or is prohibited, restricted, regulated or controlled under any Environmental Law to be present at, on or in the Leased Premises, unless it has received the prior written consent of the Landlord which consent may be arbitrarily withheld.

Rules & Regulations.

(f)            to observe and perform, and to cause its employees, invitees and others over Tenant can be reasonably expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule "E" hereto, and such further and other reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless the Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise.

7.  ASSIGNMENT AND SUBLETTING

No Assignment or Subletting.

(a)            The Tenant covenants that it will not assign this Lease or sub-let the Leased Premises in whole or in part without the prior written consent of the Landlord, which consent the Landlord covenants not to withhold unreasonably (i) and to any assignee or sublessee who is in a satisfactory financial condition, agrees to use the Leased Premises for those purposes permitted hereunder, and is otherwise satisfactory to the Landlord, and (ii) as to any portion of the Leased Premises which, in the Landlord's sole judgement, is a proper and rational division of the Leased Premises, subject to the Landlord's right of termination arising under this paragraph. Without limitation, the Tenant shall, for the purpose of this paragraph, be considered to assign or sub-let in any case where it permits the Leased Premises or any portion thereof to be, or the Leased Premises or any portion thereof are, occupied by persons other than the Tenant, its employees and others engaged in carrying on the business of the Tenant, whether pursuant to assignment, sub-letting, license or other right, or where any of the foregoing occurs by operation of law.  Tenant shall have the right to sublet space to Jet Away Travel as well as through merger consolidations, etc.

Notwithstanding the provisions of this Lease to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent, to any parent subsidiary or affiliate corporation which control is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant's business as a going concern.

Assignment or Subletting Procedures.

(b)           The Tenant shall not assign this Lease or sub-let the whole or an part of the Leased Premises unless:

    (i)    it shall have received or procured a bona fide written offer to take an assignment or sub-lease which is consistent with this Lease, and the acceptance of which would not breach any provisions of this Lease if this paragraph is complied with and which the Tenant has determined to accept subject to this paragraph complied with, and

    (ii)    it shall have first requested and obtained the consent in writing of Landlord.

Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, financial standing and business of the proposed assignee or sub-tenant. ~~Notwithstanding the provisions of sub-paragraph (a), within twenty (20) days after the receipt by the Landlord or such request for consent and of all information which the Landlord shall have requested hereunder, the Landlord shall have the right upon written notice of termination submitted to the Tenant, if the request is to assign this Lease or sub-let the whole of the Leased Premises, to cancel and terminate this Lease, or if the request is to sub-let part of Leased Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice termination which shall not be less than sixty (60) days or more than ninety (90) days following the giving of such notice.  In such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with the notice of termination and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if a part only of the Leased Premises is surrendered, Basic Rent and Additional Rent shall, after the date of surrender, abate proportionally.  If such consent-shall be given the Tenant shall assign or sub-let, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise.~~

Assumption of Obligations.

(c)           No assignment or sub-letting of this Lease shall be effective unless the assignee or sublessee shall execute an assumption agreement on the Landlord's form, assuming all the obligations of the Tenant hereunder, and shall pay to the Landlord its reasonable fee for processing the assignment or subletting.  Maximum of $750.00.

(d)           The Tenant agrees that any consent to an assignment or sub-letting of this Lease or Leased Premises, shall not thereby release the Tenant of its obligations hereunder.

8.  REPAIR & DAMAGE

Landlord's Repairs to Building & Property.

(a)           The Landlord covenants with the Tenant to keep in a good and reasonable state of repair and decoration:

(i) (ii)
those portions of the Property consisting of the entrance, lobbies, stairways, corridors, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building or Property, and the exterior portions (including foundations and roofs) of all buildings and structures from time to time forming part of the Property and affecting its general appearance;
the Building (other than the Leased Premises and premises of other tenants) including the systems for interior climate control, the elevators and escalators (if any), entrances, lobbies, stairways corridors and washrooms from time to time provided for use by the Tenant and other tenants of the Building or Property and the systems provided for use in common by the Tenant and other tenants of the Building or Property and the systems as provided for bringing utilities to the Leased Premises.

(b)           The Landlord covenants with the Tenant to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in standard demising walls or in structural elements, exterior walls of the Building, suspended ceiling, electrical and mechanical installation standard to the building installed by the Landlord in the Leased Premises (if and to the extent that such defects are sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease) and "Insured Damage" (as herein defined). The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant or to make repairs to wear and tear within the Leased Premises.

Tenant’s Repairs.

(c)           The Tenant covenants with the Landlord to repair, maintain and keep at the Tenant's own costs, except insofar as the obligation to repair rests upon the Landlord pursuant to this paragraph, the Leased Premises, including Leasehold Improvements in good and substantial repair, reasonable wear and tear excepted, provided that this obligation shall not extend to structural elements or to exterior glass or to repairs which the Landlord would be required to make under this paragraph but for the exclusion therefrom of defects not sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease. The Landlord may enter the Leased Premises at all reasonable times and view the condition thereof and the Tenant covenants with the Landlord to repair, maintain and keep the Leased Premises in good and substantial repair according to notice in writing, reasonable wear and tear excepted. If the Tenant shall fail to repair as aforesaid after reasonable notice to do so, the Landlord may effect the repairs and the Tenant shall pay the reasonable cost thereof to the Landlord on demand. The Tenant covenants with the Landlord that the Tenant will at the expiration of the Term or sooner termination thereof peaceably surrender the Leased Premises and appurtenances in good and substantial repair and condition, reasonable wear and tear excepted.

Indemnification.

(d)           If any part of the Property becomes out of repair, damaged or destroyed through the negligence of, or misuse by, the Tenant or its employees, agents, invitees or others under its control, the Tenant shall pay the Landlord on demand the expense of repairs or replacements, including the Landlord's reasonable administration charge thereof, necessitated by such negligence or misuse.

Damage & Destruction.

(e)          It is agreed between the Landlord and the Tenant that:

(i)
In the event of   damage to the Property or to any part thereof, if the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess often (10) days, then

(ii)	(1)
~~Unless the damage was caused by the fault or negligence of the Tenant or its employees, agents, invitees or others under its control~~ from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy as aforesaid, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

(2)
unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence, and

(iii)
if the Leased Premises are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord given in writing within thirty (30) days of the occurrence the damage cannot reasonably be repaired within one hundred and eighty (180) days after the occurrence thereof, then the Lease shall terminate, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition and Rent shall be apportioned and paid to the date of the occurrence; and

(iv)
if premises, whether of the Tenant, or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property on half or more of the total number of square feet of rentable office area in the Building (as determined by the Landlord) or portions of the Property which affect access of services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one hundred and eighty (180) days after the occurrence thereof, then the Landlord or Tenant may, by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under sub-paragraph (e) (i) of this paragraph).

9.  INSURANCE AND LIABILITY

Landlord's Insurance.

(a)           The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the "Leasehold Improvements" (as hereinafter defined) in the Leased Premises. The insurance to be maintained by the Landlord shall be in respect of perils and to amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent buyers of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by the Landlord, and whose opinion shall be conclusive. Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by the Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include, at the option of the Landlord, losses suffered by the Landlord in its capacity as Landlord through business interruption. The insurance to be maintained by the Landlord shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over which the insurer might otherwise be entitled against the Tenant or the agents or employees of the Tenant.  The Landlord shall carry 100% of replacement insurance on the Building, and there shall not be a charge to Tenant for any earthquake coverage.

Tenant's Insurance .

(b)           The Tenant shall take out and keep in force during the Term:

(i)    comprehensive general public liability insurance on an occurrence basis with respect to the business carried on in or from the Leased Premises and the Tenant's use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than One Million Dollars ($1,000,000) or such other amount as the Landlord may reasonably require (not to be increased more than the CPI) upon not less than one (1) month notice at any time during the Term, which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured;
(ii)    insurance in respect of fire and such other perils as are from time to time in the usual extended coverage endorsement covering the Leasehold Improvements, trade fixtures, and the furniture and equipment in the Leased Premises for not less than 80% of the full replacement cost thereof, and which insurance shall include the Landlord as named insured as the Landlord's interest may appear;
(iii)    insurance against such other perils and in such amounts as the Landlord may from time to time reasonably require upon not less than ninety (90) days written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

All insurance required to be maintained by the Tenant shall be on terms and with insurers satisfactory to the Landlord. Each policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over to which the insurer might otherwise be entitled against the Landlord or the agents or employees of the Landlord, and shall also contain an undertaking by the insurer that no material change adverse to the Landlord or the Tenant will be made, and the policy will not lapse to be canceled, except after not less than thirty (30) days' written notice to the Landlord of the intended change, lapse or cancellation.   The Tenant shall furnish to the Landlord, if and whenever requested by it, certificates or other evidence acceptable to the Landlord as to the insurance from time to time effected by the Tenant and if renewal or continuation in force, together with evidence as to  the  method  of determination  of full  replacement cost of the Tenant's  Leasehold Improvements, trade fixtures, furniture and equipment, and if the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under sub-paragraph (b).   If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the Landlord are unacceptable to the Landlord (or no such evidences are submitted within a reasonable period after request therefor by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph.  If the Tenant does not within forty-eight (48) hours provide appropriate evidence of compliance with this sub-paragraph, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the Landlord to the Landlord on demand.

Limitation of Landlord’s Liability.

(c)            The tenant agrees that the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees or licensees or any other person in, on or about the Property unless resulting from the actual willful misconduct or negligence of the Landlord or its own employees. In no event shall the Landlord be liable for any damage which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any damage caused by anything done or omitted by any other tenant.

Indemnity of Landlord.

(d)           Except with respect to claims or liabilities in respect of any damage which is Insured Damage to the extend of the cost of repairing such Insured Damage, the Tenant agrees to indemnify and save harmless the Landlord in respect of:

(i)
all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any act or omission of the Tenant or any assignee, sub-tenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

(ii)
any loss, costs, (including, without limitation, lawyers’ fees and disbursements), expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

Definition of “Insured Damaged”.

(e)           For purpose of this Lease, "Insured Damage" means that part of any damage occurring to the Property of which the entire cost of repair (or the entire cost of repair other than a deductible amount properly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant to sub-paragraph (a). Where an applicable policy of insurance contains an exclusion for damages recoverable from a third party, claims as to which the exclusion applies shall be considered to constitute Insured Damage only if the Landlord successfully recovers from the third party.

10.  EVENTS OF DEFAULT AND REMEDIES

Events of Default & Remedies.

(a)            In the event of the happening of any one of the following events:

    (i)    the Tenant shall have failed to pay an installment of Basic Rent or of Additional Rent or any other amount payable hereunder when due, and such failure shall be continuing for a period of more than ten (10) days after the date such installment or amount was due;

    (ii)           there shall be a default of or with any condition, covenant, agreement or other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than a condition, covenant, agreement or other obligation to pay Basic Rent, Additional Rent or any other amount of money) and such default shall be continuing for a period of more than fifteen (15) days after written notice by the Landlord to the Tenant specifying the default and requiring that it discontinue;

    (iii)   if any policy of insurance upon the Property or any part thereof from time to time effected by the Landlord shall be canceled or about to be canceled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance,

    (iv)          the Leased Premises shall, without the prior written consent of the Landlord, be used by any other persons than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased or occupied or by an persons whose occupancy is prohibited by this Lease,

    (v)           the Leased Premises shall be seated or abandoned, ~~or remain unoccupied without the prior written consent of the Landlord for fifteen (15) consecutive days or more while capable of being occupied.~~

    (vi)      the balance of the Term of this Lease or any of the goods and chattels of the Tenant located in Leased Premises, shall at anytime be seized in execution of attachment, or

    (vii)         the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant.

(b)           The Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise:

    (i)           to remedy or attempt to remedy any default of the Tenant, and in doing so to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other thing therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord on demand;

    (ii)           with respect to unpaid overdue, rent, to the payment by the Tenant of the Rent and late fee ~~of interest~~ (which said Late Fee ~~interest~~ shall be deemed included herein in the term "Rent") thereon ~~at a rate equal to ten~~ five (5%) percent of the total unpaid amount ~~each month until paid in full~~;

    (iii)           to terminate this Lease forthwith. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

       (1)    the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

       (2)    the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that tenant proves could have been reasonably avoided; plus

       (3)    the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

       (4)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform the Tenant obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.  As used in sub-paragraphs 10(C(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law per annum.  As used in sub-paragraph 10(C)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

    (iv)           to enter the Leased Premises as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days' written notice to the Tenant to store the same at the expenses and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any.

    (v)           to maintain Tenant's rights to possession and continue said Lease in full force and effect, whether or not Tenant shall have abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due under the terms of the Lease.

(c)           The Tenant shall pay to the Landlord on demand all costs and expenses, including actual lawyers' fees and costs incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease.

Relocation of Leased Premises.

11.           Intentionally omitted.

Subordination & Attornment.

12.           This Lease and all rights of the Tenant hereunder are subject and subordinate to all underlying leases and charges, or mortgages now or hereafter existing (including charges, and mortgages by way of debenture, note, bond, deeds of trust and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Property or any part thereof and to all renewal, modifications, considerations, replacements and extensions thereof provided the lessor, chargee, mortgagee, or trustee agrees to accept this Lease if not in default; and in recognition of the foregoing the Tenant agrees that it will, whenever requested, attorn to such lessor, chargee, mortgagee as a tenant upon all the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by the holder of any such lease, charge, or mortgage an instrument of subordination or attornment provided that it also has a non-disturbance agreement.  Landlord agrees to use reasonable efforts to obtain non-disturbance agreement from existing Lender at Tenant’s cost, if any, as the case may be as may be inquired of it.

Certificates.

13.           The Tenant agrees that it shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord, and if required by the Landlord, to any lessor, chargee or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgement in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of accounts between Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgement.

Inspection of & Access to Leased Premises.

14.           The Landlord shall be permitted at any time, and from time to time, to enter subject to Tenant’s security requirements and to have its authorized agents, employees and contractors enter the Leased Premises for the purposes of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Leased Premises or the Property, or to have access to utilities and services (including all ducts and access panels (if any), which the Tenant agrees not to obstruct) and the Tenant shall provide free and unhampered access for the purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby. The Landlord and its authorized agents and employees shall be permitted entry to the Leased Premises for the purpose of exhibiting them to prospective tenants The Landlord in exercising its rights under this paragraph reasonably necessary so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises provided that in an emergency the Landlord or persons authorized by it may enter the Leased Premises without regard to minimizing interference.

Delay.

15.           Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of monies required to be paid by the Tenant to the Landlord hereunder) by reason of:

    (a)     strikes or work stoppages;

    (b)     being unable to obtain any material, service, utility or labor required to fulfill such obligation;

    (c)     any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment;

    (d)     other unavoidable occurrence,

    (e)     the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasion; provided that nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment of the Leased Premises and provided further that if the Landlord shall be prevented, delayed or restricted in the fulfillment or any such lease or any such obligation hereunder by reason of any of the circumstances set out in the sub-paragraph (c) of this paragraph 15 and to fulfill such obligation could not, in the reasonable opinion of the Landlord, be completed without substantial additions to or renovations of the Property, the Landlord may on sixty (60) days’ written notice to the Tenant terminate this Lease.

Waiver.

16.           If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

Sale, Demolition & Renovation.

17.           (a)           The term "Landlord" as used in this Lease, means only the owner for the time being of the Property, so that in the event of any sale or sales or transfer or transfers of the Property, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers or the assignment or assignments of any such lease or leases, previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder from and after the date therof.  It shall be deemed and construed without further agreement between the parties, or their Landlord successors in interest, or between the parties and the transferee or acquirer, at any such sale, transfer or assignment, or lease on the making of any such lease, that the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord’s exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this Lease;

Public Taking.

18.              The Landlord and Tenant shall co-operate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant's leasehold interest subject to the Public Taking) which shall be the property of the Landlord, and the Tenant's rights to such compensation are hereby assigned to the Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession therefore. If the whole or any part of the Leased Premises is Publicly Taken, the Landlord shall have the option, to be exercised be written notice to the Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, on the date of such Public taking, vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Lease Premises discharged of this Lease and to remove all persons therefrom. In this paragraph, the words "Public Taking" shall include expropriation and condemnation and shall include a sale by the Landlord to any authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and "Publicly Taken" shall have a corresponding meaning.

Registration or Lease.

19.           If such consent is provided such notice of Lease or caveat shall be in such form as the Landlord shall have approved and upon payment of the Landlord's reasonable fee for same and all applicable transfer or recording taxes or charges. The Tenant shall remove and discharge at Tenant's expense registration of such a notice or caveat at the expiration or earlier termination of the Term, and in the event of Tenant's failure to so remove or discharge such notice or caveat after ten (10) days' written notice by Landlord to Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such a notice or caveat in order to remove and discharge such notice of caveat and for the purpose thereof the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant. Tenant shall have the right to record a memorandum of the Lease.

Entire Lease Agreement.

20.           The Tenant acknowledges that there are no covenants, representation, warranties, agreements or conditions express or implied, collateral, or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and Schedules attached hereto and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.

Notices.

21.           Any notice, advice, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid mail addressed to the Landlord at the said local office address of the Landlord shown above, and if to the Tenant, either delivered personally to the Tenant (or to an officer of the Tenant, if a corporation) or mailed by prepaid mail addressed to the Tenant at the Leased Premises, or if an address of the Tenant is shown in the description of the Tenant above, to such address. Every such notice, advise, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed. The Landlord may from time to time by notice in writing to the Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it.  The Tenant may, if an address of the Tenant is shown in the description of the Tenant above, from time to time by notice in writing to the Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address to which such notices are to be mailed.

Interpretation.

22.           In this Agreement "herein," "hereof," "hereby," "hereunder," "hereto," "hereinafter" and similar expressions refer to this Lease and not to any particular paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further, that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision hereof.

Extent of Lease Obligation.

23.           This Agreement and everything herein contained shall enure to the benefit of and be binding upon the receptive heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provision hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Prior Use & Occupancy Prior to Term.

24.           If the Tenant shall for any reason use or occupy the Leased Premises in any way prior to the commencement of the Term without there being an existing lease between the Landlord and Tenant under which the Tenant has occupied the Leased Premises, then during such prior use or occupancy, the Tenant shall be a Tenant of the Landlord and shall be subject to the same covenants and agreements in this Lease.

Schedules.

25.           The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:

          Schedule "A" - Legal Description of Lands
          Schedule "B" - Outline of Leased Premises
          Schedule "C" - Taxes payable by Landlord and Tenant
          Schedule "D" - Services and Costs
          Schedule "E" - Rules and Regulations
          Schedule "F" - Leasehold Improvements
          Schedule "G" - Basic Rent

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

Landlord:                                `                                                  Tenant:

The Provider Fund                                                                               Auto-By-Tel, A Delaware Corporation

By Signature:   /s/ Debra L. Wodouk                                                By Signature:   /s/ Brian B. MacDonald

Title:   Director of Operations                                                  Title:    V.P., Finance

SCHEDULE "A"

(Legal Description of Property)

ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND DESCRIBED AS FOLLOWS:

parcel A:

parcel no. 1, in the city of irvine, county of orange, state of california, as shown on a parcel map no. 78-0144, filed in book 116, page 9 of parcel maps, in the office of the county recorder of orange county, california.

A-1

SCHEDULE “B”

Plan of Leased Premises

Floorplan for Leased Premises

B-1

SCHEDULE "C"

Taxes Payable by Landlord and Tenant

Tenant’s Taxes.

(a)   The Tenant covenants to pay all Tenant's Taxes, as and when the same becomes due and payable. Where any Tenant's Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord.

(b)   The Tenant covenants to pay the Landlord the Tenant's Proportionate Share of the excess of the amount of the Landlord's Taxes in each Fiscal Period over the Landlord's Taxes in the "Base Year" (as hereinafter defined).

(c)   The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes.

Landlord's Taxes.

(d)           The Landlord covenants to pay all Landlord's Taxes subject to the account of Landlord's Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

Separate Allocation.

(e)           In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord's Taxes, Tenant's Taxes or assessment as required by the Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by the Landlord acting reasonably and shall be conclusive.

C-1

Information.

(f)             Whenever requested by the Landlord, the Tenant shall deliver to it receipts for payment of all the Tenant's Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.

Tax Adjustment.

(g)           If the Building has not been taxed as a completed and fully occupied building for any Fiscal Period, the Landlord's Taxes will be determined by the Landlord as if the Building had been taxed as a completed and fully occupied building for any such Fiscal Period.

Definition.

2.           In this Lease:

(a)    "Landlord Taxes" shall mean the aggregate of all Taxes attributed to the Property, the Rent or the Landlord in respect thereof and including, without limitation, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof.

(b)    "Taxes" shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, rental taxes and assessments whatsoever including fees, rents, and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary, or other body, corporation, authority, agency or commission provided that any such local improvement rates, assessed and paid prior to or in the Base Year shall be excluded from the Base Year and any year during the Term and provided further that "Taxes" shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property.

(c) "Tenant's Taxes" shall mean the aggregate of:

     (i)           all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade Fixtures, business, income, occupancy, or sales of the Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant of any of the Property; and

     (ii)           the amount by which Taxes (whether imposed upon the Landlord or the Tenant) are increased above the Taxes which would have otherwise been payable as a result of the Leased Premises or the Tenant or any other occupant of the Leased Premises being taxed or assessed in support of separate schools.

(d)   "Tenant's Proportionate Share" shall mean 26.34% subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total rentable area of the Property provided that total rentable area of the Property and the rentable area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

(e)   "Base Year" as used in this schedule shall mean calendar year 1997.

C-2

SCHEDULE "D"

Services and Costs

1.           The Landlord covenants with the Tenant:

Interior Climate Control.

    (a)           To maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards applicable to normal occupancy of premises for office purposes subject to governmental regulations during hours to be determined by the Landlord (but to be at least the hours from 8:00 a.m. to 6:00 p.m. from Monday to Friday inclusive with the exception of holidays, Saturdays and Sundays and from 9:00 a.m. to 1:00 p.m. on Saturdays ), such conditions to be maintained by means of a system for heating and cooling, filtering and circulating air; the Landlord shall have no responsibility for any inadequacy of performance of the said system if   '' the occupancy of the Leased Premises or the electrical power or other energy consumed on the Leased Premises for all purposes exceeds reasonable amounts as determined by the Landlord or the Tenant installs partitions or other installations in locations which interfere with the proper operations of the system of interior climate control.

Janitor Service.

    (b)           To provide janitor and cleaning services to the Leased Premises and to common areas of the Building consisting of reasonable services in accordance with the standards of similar office buildings;

Elevators, Lobbies, Etc.

    (c)           To keep available the following facilities for use by the Tenant and its employees and its employees and invitees in common with other persons entitled thereto:

       (i)        passengers and freight elevator service to each floor upon which the Leased Premises are located provided such service is installed in the Building and provided that the Landlord may prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside normal business hours;

       (ii)       common entrances, lobbies, stairways and corridors giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by the Landlord for common use and enjoyment within the Property;

       (iii)      the washrooms as the Landlord may assign from time to time which are standard to the Building, provided that the Landlord and the Tenant acknowledges that where an entire floor is leased to the Tenant or some other tenant the Tenant or such other tenant, as the case may be, may exclude others from the washroom thereon.

Electricity.

2.
(a)   The Landlord covenants with the Tenant to furnish electricity to the Leased Premises (except Leased Premises which have separate meters) for normal office use for lighting and for office equipment capable of operating from the7, circuits available to the Leased Premises and standard to the Building.

    (b)           The amount of electricity consumed on the Leased Premises in excess of electricity required by the Tenant for normal office use shall be as determined by the Landlord acting reasonable or by a metering device installed by the Tenant at the Tenant's expense. The Tenant shall pay the Landlord for any such excess electricity on demand.  Tenant usage for electricity expected to be normal usage for office use.  Electricity on second floor would be Tenant’s normal usage.

    (c)           Intentionally omitted.

    (d)           In calculating electricity costs for any Fiscal Period, if less than one hundred percent (100%) of Building is occupied by tenants, then the amount of such electricity costs shall be deemed for the purpose of this Schedule to be increased to an amount equal to the like electricity costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

3.           The Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator (if installed in the Building), and other services referred to in sub-paragraph (a) and (c) of paragraph 1 and sub-paragraph (a) of paragraph 2 of this Schedule in accordance with the standards of office buildings similar to the Building but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of the Landlord necessary or desirable to be made, until the repairs, alterations or improvements shall have been completed to the satisfaction of the Landlord.

Additional Services.

4.
(a)    The Landlord may (but shall not be obliged) on request of the Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by the Tenant (the "Additional Services") including, without limitation:

       (i)           Intentionally omitted.

       (ii)          carpet shampooing

       (iii)         drapery cleaning;

       (iv)         locksmithing;

       (v)          removal of bulk garbage;

       (vi)         picture hanging; and,

       (vii)        special security arrangement.

    (b)           When Additional Services are supplied or furnished by the Landlord, accounts therefor shall be rendered by the Landlord and shall be payable by the Tenant to the Landlord on demand. In the event the Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by the Landlord ( which approval shall not be unreasonably withheld) shall be permitted by Landlord or the Tenant to supply or furnish Additional Services ~~to the Rent~~ and the supplying and furnishing shall e subject to the reasonable rules fixed by the Landlord with which the Tenant undertakes to cause compliance and to comply.

Operating Charges Payable.

5.
(a)    The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the excess of the amount of the Operating Costs in each Fiscal Period over the Operating Costs in the "Base Year" (as hereinafter defined).

   (b)           In this Lease "Operating Costs" shall mean all costs incurred in which will be incurred by the Landlord in the maintenance, operation, administration and management of the Property including without limitation:

       (i)           cost of heating, ventilating and air-conditioning;

       (ii)          cost of water and sewer charges;

       (iii)         cost of insurance carried by the Landlord pursuant to paragraph 9(a) of this Lease and cost of any deductible amount paid by the Landlord in connection with each claim made by the Landlord under such insurance (not to exceed $10,000 as deductible amount);

       (iv)         costs of building office expenses, including telephone, rent, stationery and supplies;

       (v)           cost of fuel;

1.           Notwithstanding anything in this Schedule D to the contrary, Tenant shall not be liable for any share of operating expenses, however defined, attributable to:

(a)           Ground rent and/or the original construction costs of the building, parking and other common facilities;

(b)           Capital expenditures for expansion of the building, parking or other common facilities;

(c)           Intentionally omitted.

(d)           Capital expenditures for remodeling or refurbishment of the building, parking and other common facilities; to a materially higher standard than existed as of the date of this Lease;

(e)           Depreciation, and financing costs, including interest, points and other forms of loan fees;

(f)           Expenditures by Landlord for tenant Improvements;

(g)           Intentionally omitted.

(h)           Legal expenses in connection with leasing and other matters not related to the administrative and operational responsibilities of Landlord under this Lease;

(i)    Costs of correcting defects in or inadequacy of the initial design or construction of the Building;

(j)           Expenses directly resulting from the negligence of the Landlord, its agents, servants or employee*;

(k)           Legal fees, space planners' fees, real estate brokers' leasing commissions, lease take-over costs, and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

(1)           Costs for which Landlord is reimbursed by insurance by its carrier or any tenant's carrier;

(m)           Any bad debt loss, rent loss, or reserves for bad debts or rental loss;

(n)           The expense of extraordinary services provided to other tenants in the Building;

(o)           Costs associated with the operation of the business of the partnership or other legal entity which constitutes the Landlord, as the sane are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with. other tenants;

(p)          The wages of any employee who does not devote substantially all of his time to the Building;

(q)          Fines, penalties, and interest;

(r)           Any damage or loss resulting from any insured casualty except to the extant of customary deductibles;

(s)          Wages and fees incurred in connection with the ownership, management and operation of a garage;

(t)           Intentionally omitted.

(u)          Costs for removing hazardous waste, toxic materials and other ferns of contamination.

2.   It is understood that operating expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord's managing agent in the purchases of any goods, utilities, or services in connection with the operation of the Building.  Landlord shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discount.

3.           It is understood that capital items will not be included in their entirety in the year such costs are incurred, but will be amortized in accordance with generally accepted accounting principles at the time such capital costs are incurred, consistently applied over the useful life of the item so capitalized. If capital items which are customarily purchased by landlord are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase the Tenant's proportionate share of Operating Expenses beyond that which would have applied had the item in question been purchased.

4.           Landlord shall use its best efforts to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord.

        5.           Landlord agrees to keep books and records showing the Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts.  Landlord shall deliver to Tenant within ninety (90) days after close of each calendar year (including the calendar year in which this Lease terminates), a report certified by an officer or agent of the Landlord. The report shall contain the following;

(i)           The officer's or agent's statement that the books and records covering the operation of the Building have been maintained in accordance with the requirements of this Lease;

(ii)          The amount by which the Operating Expenses for such calendar year differ from the operating Expenses for the Base Year;

(iii)         The amount by which the Taxes for such calendar year differ from the Taxes for the Base Year;

(iv)         Copies of all current and applicable tax bills (including, for the first comparison year, copies of the Tax bills from the base year), and itemized operating expense schedule reflecting changes in costs from the base year, and any other back-up material requested by Tenant, it being understood herein that Tenant, upon request, shall be authorized to examine any and all pertinent records and books.

(vi)         costs of all elevator and escalator (if installed in the Building) maintenance and operation;

(vii)        costs of operating staff, management staff and other administrative personnel, including salaries, wages, and fringe benefits;

(viii)       cost of providing security;

(ix)          cost of providing janitorial services, window cleaning, garbage and snow removal and pest control;

(x)           cost of supplies and materials;

(xi)          cost of decoration of common area;

(xii)         cost of landscaping;

(xiii)        cost of maintenance and operation of the parking areas;

(xiv)        cost of consulting, and professional fees including expenses;

(xv)         cost of replacements, additions and modifications unless otherwise included under paragraph 6, and cost of repair;

       (c)    In this Lease there shall be excluded from Operating Costs the following:

         (i)           interest of debt and capital retirement of debt;

         (ii)         such of the Operating Costs as are recovered from insurance proceeds; and

         (iii)        costs as determined by the Landlord of acquiring tenants for the Property.

6.   The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at ten percent (10%) per annum compounded semi-annually. For the purposes hereof, "Major Expenditure" shall mean any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property or facilities used in connection therewith, provided that, in each case, such expenditures is more than ten percent (10%) of the total Operating Costs of the immediately preceding Fiscal Period.

7.   In calculating Operating Costs for any Fiscal Period including the Base Year, if less than one hundred percent (100%) of Building is occupied by tenants, then the account of such Operating Costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like Operating Costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

8.    In this Lease:

        (i)           "Tenant's Proportionate Share" shall mean 26.34% subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total rentable area of the Property provided that total rentable area of the Property and the rentable area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

        (ii)          "Base Year" shall mean the calendar year 1997.

SCHEDULE "E"

Rules and Regulations

1.   The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever.

2.   The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein.   The expense of any damage resulting by misuse by the Tenant shall be borne by the Tenant.

3.   The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours.

4.   No birds or animals shall be kept in or about the Property nor shall the Tenant operate or permit to be operated any musical or sound-producing instruments or devise or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.   Fish tank is allowed.

5.    No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

6.    Intentionally omitted.

7.   No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8.   The Tenant shall not and shall not permit any cooking in the Leased Premises. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of the Landlord.   Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises.  Tenant will have a kitchen.

9.   The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy equipment without first obtaining the prior written consent of the Landlord.   In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof.  All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord.  Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours approved by the Landlord.

10.   The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

11.   The parking of automobiles shall be subject to the charges and reasonable regulations of the Landlord. The Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence or otherwise.

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12.    The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building.  Bulletin boards and pictures are allowed.

13.   Except with the prior written consent of the Landlord, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises.

14.   If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior consent of the Landlord.

15.   The Tenant shall not place or cause to be placed any additional locks upon doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

16.   The Tenant shall be entitled to have its name shown upon the directory board of the building and at one of the entrance doors to the Leased Premises, all at the Tenant's expense, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board for the Tenant.

17.    Intentionally omitted.

18.    The Tenant shall not conduct, and shall not permit any, canvassing in the Building.

19.    The Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to the Landlord.

20.    The Tenant shall permit the periodic closing of lanes, driveways and passages for the purposes of preserving the Landlord's rights over such lanes, driveways and passages.

21.    The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

22.    The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgement from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. The Landlord also has the right to suspect or cancel any or all of these rules and regulations herein set out.

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SCHEDULE "F"
Leasehold Improvements

Definition of Leasehold Improvements.

1.           For the purposes of this Lease, the Term "Leasehold Improvements" includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Leased Premises in the Leased Premises and by or on behalf of other tenants in other premises in the Building (including the Landlord if an occupant of the Building), including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures.

Installation of Improvements & Fixtures.

2.           The Landlord shall include in the Leased Premises the "Landlord's Work" (as hereinafter defined. The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord's prior written approval. The Landlord's approval shall not, if given, under any circumstances, be construed as a consent to the Landlord having its estate charges with the cost of work.   The Landlord shall not unreasonably withhold its approval to any such request, but failure to comply with Landlord's reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal. In making, erecting, installing or altering any Leasehold Improvements the Tenant shall not, without the prior written approval of the Landlord, alter or interfere with any installations which have been made by the Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building.  The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications thereof.   If the Tenant requires from the Landlord drawings or specifications of the Building in connection with Leasehold Improvements, the Tenant shall pay the cost thereof to the Landlord on demand.  Any reasonable costs and expenses incurred by the Landlord in connection with the Tenant's Leasehold Improvements shall be paid by the Tenant to the Landlord on demand. All work to be performed in the Leased Premises shall be performed by competent contractors and sub-contractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld (except that the Landlord may require that the Landlord's contractors and sub-contractors be engaged for any mechanical or electrical work) and by workmen who have labor union affiliations that are compatible with these affiliations (if any) or workmen employed by the Landlord and its contractors and sub-contractors. All such work including the delivery, storage and removal of materials shall be subject to reasonable supervision of the Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord including, without limitation, payment on demand of a reasonable fee of the Landlord for such supervision, and shall be completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all laws, regulations and by-laws of all regulatory authorities. Copies of required building permits or authorizations shall be obtained by the Tenant at its expense and copies shall be provided to the Landlord. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system.

Liens & Encumbrances on Improvements & Fixtures.

3.           In connection with the making, erection, installation or alteration of Improvements and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all the provisions of the mechanics' lien and other similar statutes from time to time applicable thereto (including any provision requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. The Tenant will not create any mortgage, conventional sale agreement or the encumbrance in respect of its Leasehold Improvements or, without the written consent of the Landlord, with respect to its trade fixtures nor shall the Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Property or any part thereof. If and whenever any mechanics' or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefore shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord of notice thereof procure the discharge thereof, including any certification of action registered in respect of any lien, by payment of giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default to the Tenant and may make any payments or take steps or proceedings required to procure the discharge of any such liens.

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SCHEDULE "G"

Basic Rent

      Months                                Rate/s.f.                    Amount
4/10/97 - 1/31/98                                  $1.10                       $13,508.00
2/1/98 - 1/31/99                                    $1.15               $14,122.00
2/1/99 - 9/3/99                                  $1.35                       $16,578.00
10/1/99 - 9/30/00                                  $1.45                       $17,806.00
10/1/00 - 9/30/01                                  $1.53                       $18,788.40

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SCHEDULE "H"

Special Considerations

1)
Signage:  Landlord will grant Tenant building top signage, facing MacArthur Blvd. All Costs associated with the signage will be borne entirely by Tenant which will include the cost of permit, cost of sign and installation, maintenance, any electrical costs, as well as the cost to dismantle. Landlord will arrange to have the existing sign taken off of the building.

2)
Lobby Security:  Assuming other tenants in the building are willing to contribute to the cost of creating a lobby to the building, Landlord will contribute a maximum of $15,000 to the cost. (The $15,000 amount will include the cost to install an automatic locking system on building.)

3)
Parking:  Landlord will make available an additional ten (10) unreserved parking spaces for Tenant's use at the Plaza Center property, along with the prorata share of parking for the 4th floor. In addition, you will get an additional four (4) reserved spaces at 18872 MacArthur Blvd.

4)
Option to Lease Third Floor:  Tenant shall have the option to lease the third floor in the Building under the terms and conditions set forth in this paragraph. The third floor is presently leased to another tenant (the "Third-Floor Tenant"). The Third-Floor Tenant has two one-year options to extend the term of its lease. In the event the Third-Floor Tenant fails to exercise the first or second option to extend the term of its lease, or in the event of an early termination of said lease for any reason, Landlord shall notify Tenant of the availability of the third-floor space and Tenant shall have 30 days from date of receipt of Landlord's notice in which to elect to lease the third-floor space. In the event Tenant so elects to lease the third-floor space, the third floor shall become a part of the Premises for all purposes under this lease, including, but not limited to the payment of monthly rental, which shall be at the rate set forth in the Lease Summary. In addition, Tenant shall receive an improvement allowance of $6.00 per useable square fool: if the remaining term of this Lease is three and seven months years or longer. If the remaining term of this Lease on the commencement date of the Lease as to the third floor is less than three years and seven months, then the improvement allowance will be reduced by multiplying $6.00 by a fraction, the numerator of which shall be the number of months remaining in the Lease Term and the denominator of which shall be 43 months. Tenant shall be entitled to all parking spaces presently allocated to the Third Floor Lease. Landlord agrees that Landlord will not grant any additional options to extend or renew the third-floor lease with the Third-Floor Tenant and the Landlord will not recognize any late or invalid exercise of any option to extend by the Third Floor Tenant.

5)	Fiber Optics: Tenant will be allowed to bring in fiber optics into the building, however, all costs associated with this will be entirely borne by the tenant.

6)	Cabling: Tenant shall be allowed to cable between their existing second floor and between the fourth floor.

7)
Tenant shall be permitted to install a satellite dish on the roof of building 18872 MacArthur Blvd. at Tenant's sole cost of both installation and removal.  Satellite dish specifications must be approved by Landlord prior to installation and must comply with all city regulations.

8)
Option to Extend:  Tenant shall have one (1) five (5) year option (the “Extension Option”) to extend the initial term of the Lease upon and subject to the terms and conditions set forth herein. The Extension Option shall be exercised by Tenant, if at all, by written notice irrevocably exercising the Extension Option delivered to Landlord not sooner than nine (9) months and at least six (6) months prior to the expiration of the Initial Term.  If Tenant exercises the Extension Option, each of the terms, covenants and conditions o( the Lease shall apply during the extended Term except that the Monthly Base Rent to be paid at the commencement of the extended Term shall be determined by Landlord and Tenant as follows:   by the date which is two weeks after the last date on which Tenant may exercise the Extension Option, Landlord shall notify Tenant of the fair market rental rate for the Premises, taking into consideration all applicable factors, which shall be the Monthly Base Rent payable during the extended Term ("Landlord's Rent"). If Tenant accepts Landlord's rent, then Tenant and Landlord shall enter into a written memorandum agreeing to same within two (2) weeks after Landlord notifies Tenant of Landlord's Rent, and Tenant's Extension Option shall be deemed to be effective.  If Tenant does not accept Landlord's Rent, then Landlord and Tenant shall negotiate in good faith towards an agreement on Monthly Base Rent for the extended Term. If Landlord and Tenant do not agree in writing on or before two (2) weeks after Landlord notifies Tenant of Landlord's Rent on the Monthly Base Rent during the extended Term, then the Extension Option shall be deemed to be void and Landlord may market the Premises for lease for the period after the expiration of the initial Term. Notwithstanding anything contained herein to the contrary, if Tenant shall have been ten (10) or more days late in the payment of rent more than a total of five (5) times during the Initial Term, or If at the time Tenant exercises the Extension Option or immediately prior to the commencement date of the extended Term Tenant is in material default under any other term, covenant or condition of the Lease, then Landlord shall have me right. In addition to all of Landlord's other rights and remedies provided in the Lease, to terminate the Extension Option already exercised by Tenant upon notice to Tenant, in which event the Term of the Lease shall end as if the Extension Option was never exercised and all future options, if any, shall automatically expire.  The Extension Option is personal to the original Tenant executing this Lease and may not be assigned or exercised after any transfer, assignment or sublease of any portion of the Lease or the Premises, excluding, however, transfers, assignments or subleases which are expressly permitted under the Lease without Landlord's prior written consent, if any.

The extension option is not available to Tenant if Landlord redevelops the site of 18872 MacArthur Blvd.

(Parking)

(a)           Grant of Parking Rights.  So long as the Lease is in effect and provided Tenant is not in default hereunder, Landlord grants to Tenant and Tenants Authorized Users a license to use the number and type of parking spaces.

    As consideration for the use of such parking spaces, Tenant agrees to pay to Landlord or, at Landlord's election, directly to Landlord's parking operator, as additional rent under this Lease, the parking rate set forth or, if no rate Is specified, or the rate therein ceases to be applicable, then at the prevailing parking rate for each such parking space as established by Landlord in its discretion from time to time. Tenant agrees that all parking charges will be payable on a monthly basis concurrently with each monthly payment of Monthly Base Rent. Tenant agrees to submit to Landlord or, at Landlord's election, directly to Landlord's parking operator with a copy to Landlord, written notice in a form reasonably specified by Landlord containing the names, home and office addresses and telephone numbers of those persons who are authorized by Tenant to use Tenant's parking spaces on a monthly basis (Tenant's Authorized Users") and shall use its best efforts to identify each vehicle of Tenant's Authorized Users by make, model and license number. Tenant agrees to deliver such notice prior to the beginning of the Term of this Lease and to periodically update such notice as well as upon specific request by Landlord or Landlord's parking operator to reflect changes to Tenant's Authorized Users or their vehicles.

(b)   Visitor Parking.  So long as this Lease is in effect, Tenants visitors and guests will be entitled to use those specific parking areas which are designated for short term visitor parking and which are located within the surface parking area(s), if any, and/or within the parking structure(s) which serve the Building. Visitor parking will be made available at a charge to Tenant's visitors and guests, with the rate being established by Landlord in its discretion from time to time. Tenant, at its sole cost and expense, may elect to validate such parking for its visitors and guests. All such visitor parking will be on a non-exclusive, in common basis with all other visitors and guests of the Project.

(c)   Use of Parking Spaces.  Tenant will not use or allow any of Tenant's Authorized Users to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Tenant will not be entitled to increase or reduce „ its parking privileges applicable to the Premises during the Term of the Lease except as follows: If at any time Tenant desires to increase or reduce the number of parking spaces allocated to it under the terms of this Lease, Tenant must notify Landlord in writing of such desire and Landlord will have the right, in its sole and absolute discretion, to either (a) approve such requested increase in the number of parking spaces allocated to Tenant (with an appropriate increase to the additional rent payable by Tenant for such additional spaces based on the then prevailing parking rates), (b) approve such requested decrease in the number of parking spaces allocated to Tenant (with an appropriate reduction in the additional rent payable by Tenant for such eliminated parking spaces based on the then prevailing parking rates), or (c) disapprove such requested increase or decrease in the number of parking spaces allocated to Tenant Promptly following receipt of Tenant's written request, Landlord will provide Tenant with written notice of its decision including a statement of any adjustments to the additional rent payable by Tenant for parking under the Lease, if applicable. No parking stalls will be allocated to Tenant with respect to any space leased by Tenant under the Lease which consists of less than the full incremental amounts of rentable square footage, if any, required for parking stalls.

(d)           General Provisions.  Landlord reserves the' right to set and Increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of the Lease. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that It Is necessary for orderly and efficient parking or for any other reasonable reason. Failure to pay the rent for any particular parking spaces or failure to comply with any terms and conditions of this Lease applicable to parking may be treated by Landlord as a default under this Lease and, in addition to all other remedies available to Landlord under the Lease, at law or in equity, Landlord may elect to recapture such parking spaces for the balance of the Term of this Lease if Tenant does not cure such failure within the applicable cure period.
             In such event, Tenant and Tenant's Authorized Users will be deemed visitors for purposes of parking space use and will be entitled to use only those parking areas specifically designated for visitor parking subject to all provisions of this Lease applicable to such visitor parking use. Tenant's parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred, or otherwise conveyed, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. In any event under no circumstances may Tenants parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in this Lease.

(e)           Cooperation with Traffic Mitigation Measures.  Tenant agrees to use its reasonable, good faith efforts to cooperate in traffic mitigation programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building. Such programs may include, but will not be limited to, carpools, vanpools and other ridesharing programs, public and private transit, flexible work hours, preferential assigned parking programs and programs to coordinate tenants within the Project with existing or proposed traffic mitigation programs.

Parking Rules and Regulations. The following rules and regulations govern the use of the parking facilities which serve the Building. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

          1.    Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

          2.    Vehicles must be parked entirely within painted stall lines of a single parking stall.

          3.   All directional signs and arrows must be observed.

          4.   The speed limit within all parking areas shall be five (5) miles per hour.

          5.   Parking is prohibited:

in areas not striped for parking;

in aisles or on ramps;

where "no parking" signs are posted;

in cross-hatched areas; and

in such other areas as may be designated from time to time by Landlord or Landlord's parking operator.

          6.    Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle s audio theft alarm system remains engaged for an unreasonable period of time.

          7.    Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

          8.    Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

          9.    Parking Stickers, access cards, or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord.  Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner.  The serial number of the paring identification device may not be obliterated.  Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void.  Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

          10.   Loss or theft of parking identification devices or access cards must be reported to the management office in the Project immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device or access card at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

          11.   All damage or loss claimed to be the responsibility of Landlord must be reported, itemized in writing and delivered to the management office located within the Project within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Landlord, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Landlord is not responsible for loss of use.

          12.   The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Landlord. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Landlord will not be deemed to have been approved by Landlord.

          13.   Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

          14.    Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

AMENDMENT NO. 12 TO LEASE

This Amendment No. 12 to Lease (“Amendment No. 12”) is entered into effective as of the 6th day of February 2009 (“Amendment Effective Date”) between TPF Partners, a California general partnership (“Landlord”) and Autobytel Inc., a Delaware corporation (“Tenant”).

RECITALS
A.
Tenant is a party to that certain Lease dated April 3, 1997 as amended in Amendment No. 1 to Lease dated July 9, 1998, Amendment No. 2 to Lease dated May 16, 2001, Amendment No. 3 to Lease dated May 16, 2001, Amendment No. 4 to Lease dated August 8, 2002, Amendment No. 5 to Lease dated September 12, 2003, Amendment No. 6 to Lease dated January 6, 2005, Amendment No. 7 to Lease dated March 14, 2005, Amendment No. 8 to Lease dated July 7, 2005, Amendment No. 9 to Lease dated July 26, 2005, Amendment No. 10 to Lease dated December 1, 2005, Notice of Lease Term Dates dated January 11, 2006, Amendment No. 11 to Lease dated January 19, 2006 and Lease Surrender and Termination Agreement dated March 31, 2008 (collectively, the “Lease”) for the Premises located at (i) first, second, third and fourth floors at 18872 MacArthur Boulevard, and (ii) 18952 MacArthur Boulevard, Suite 200, Suite 205, Suite 220, Suite 230, and Suite 235, in the City of Irvine, California (collectively, the “Current Leased Premises”). The capitalized terms used and not otherwise defined herein shall have the same definition as set forth in the Lease.

B.
Landlord and Tenant mutually agree to modify the Leased Premises by Tenant surrendering and vacating the premises on the second (2nd) floor of the 18952 Building and first and fourth (1st and 4th) floors of the 18872 building (collectively the “Surrendered Premises”) on the terms and conditions set forth here in this Amendment No. 12. The Current Leased Premises, less the Surrendered Premises, are referred to herein as the “Leased Premises.”

C.	Landlord and Tenant mutually agree to extend the term of the Lease and to further amend the Lease on the terms and conditions set forth here in this Amendment No. 12.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows (capitalized terms used and not otherwise defined herein shall have the meanings given in the Lease):

AGREEMENT

1.
Modification of Leased Premises.  Effective March 31, 2009 (“Surrender Date”), the Surrendered Premises shall be deducted from the Current Leased Premises and Tenant’s obligations under the Lease for the Surrendered Premises shall terminate as to the Surrendered Premises. Tenant shall be responsible only for rent and operating expenses under the Lease for the entire Surrendered Premises pursuant to the terms of the Lease only through the Surrender Date. All other obligations of Tenant under the Lease with respect to the component areas of the Surrendered Premises shall terminate upon the earlier of (i) the Surrender Date and (ii) the date a particular component area of the Surrender Premises is vacated by Tenant as set forth below. Effective April 1, 2009 (“Lease Reset Date”), all references herein and in the Lease to the Leased Premises shall mean, unless the context clearly indicates to the contrary, only the second and third (2nd and 3rd) floors of 18872 MacArthur Boulevard, aggregating approximately 26,156 rentable square feet. Tenant shall vacate the component areas of the Surrendered Premises, and Tenant’s continued right to access and occupy such component areas of the Surrendered Premises shall terminate, as follows:

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(i)
The second (2nd) floor of 18952 MacArthur Boulevard of the Surrendered Premises shall be vacated and Tenant’s right to occupy such Surrendered Premises shall terminate as of the Amendment Effective Date.

(ii)
The first (1st) floor of 18872 MacArthur Boulevard shall be vacated and Tenant’s right to occupy such Surrendered Premises shall terminate on or before March 15, 2009 for all of the first (1st) floor Surrendered Premises, except for the reception area, which shall be vacated on or before the Surrender Date, with Tenant moving the current reception area located on the 1st floor to the area of the second (2nd) floor of the Leased Premises where Tenant’s original reception area was located (“Original Reception Area”). Tenant shall be responsible for all costs associated with such move of the reception area to the Original Reception Area and shall perform all Tenant Improvements required to relocate the reception area to the Original Reception Area in accordance with the Lease. Tenant shall prepare the plan for Tenant Improvements in the Leased Premises for Landlord’s approval or reasonable disapproval, which approval or disapproval shall be delivered to Tenant by Landlord no later than five (5) business days after Landlord’s receipt of such plan. In the event Landlord does not provide any approval or disapproval with such five business day period, Tenant’s plans shall be deemed approved. Any disapproval by Landlord shall be accompanied by a reasonably detailed explanation therefor to enable Tenant to revise its plans. Tenant agrees that all said work will be completed by a Landlord approved, licensed building contractor and in accordance with all applicable building codes and ordinances, and Tenant shall use materials of quality the same or better than Landlord’s standard building materials, including using Landlord’s building standard paint in Landlord’s choice of building standard colors. The Tenant Improvements required in this Section 1(ii) shall become the sole property of Landlord at the end of the Lease term.

(iii)
The fourth (4th) floor of 18872 MacArthur Boulevard (with the exception of the area on the fourth (4th) floor of 18872 MacArthur Boulevard (“Current UPS Equipment Area”) in which the Tenant’s UPS (battery backup system) and related air conditioning unit and panels and electrical wiring and equipment (such UPS, air conditioning unit and panels and electrical wiring and equipment are collectively referred to herein as the “UPS Equipment”) are located) shall be vacated and surrendered on or before February 22, 2009. Surrender and vacation of the Current UPS Area and Tenant’s access thereto shall be governed by Section 1(iv) below.

(iv)
At Tenant’s sole cost and expense, Tenant shall relocate the UPS Equipment to the area located on the 3rd floor of the Leased Premises identified as the third floor IT Network room next to Tenant’s 3rd floor data center (“New UPS Equipment Area”) after Landlord provides Tenant written notice (“Landlord UPS Equipment Move Notice”) that Landlord has leased the area of the fourth floor of 18872 MacArthur Boulevard that includes the Current UPS Area to another tenant and the date upon which work on tenant improvements will commence for such tenant. Tenant shall use all reasonable efforts to move the UPS Equipment to the New UPS Equipment Area within thirty (30) days (“UPS Equipment Move Period”) after receipt of Landlord’s notice.  Landlord represents and warrants to the best of its knowledge to Tenant that the actual relocation of the UPS Equipment to the New UPS Equipment Area can be completed within said thirty (30) day period and that no city or other permits or structural engineering or structural work will be required to move the UPS Equipment to the New UPS

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Equipment Area. In the event any such permits or structural engineering or structural work is required, the UPS Equipment Move Period shall be extended by the time needed to obtain or complete such permits, structural engineering or structural work to move the UPS Equipment to the New UPS Equipment Area. Tenant shall continue to have full access to and use of the Current UPS Equipment Area until such time as the UPS Equipment has been moved to the New UPS Equipment Area.

Landlord hereby waives all requirements under the Lease or otherwise for Tenant to repaint or otherwise restore or repair, or remove all Tenant Improvements, alterations or additions located on, the Surrendered Premises, as of the Surrender Date, or the Leased Premises, upon expiration or termination of the Lease. All termination or surrender fees or costs, if any, due upon surrender or vacation of the Surrendered Premises or the Leased Premises are hereby waived.  This waiver does not apply to the requirements that Tenant will remove and restore the building facade, if needed, for the building exterior signage.

2.	Basic Rent. The Basic Rent shall be adjusted as follows as of the Lease Reset Date, representing $1.70 per rentable square foot of the Leased Premises as of the Lease Reset Date (“New Basic Rent”):

Months                                                      Amount
4/1/09 – 7/31/11                                           $44,465.20 per month

The Basic Rent for the first (1st) Extension Term (as defined below), if applicable, shall be increased by three percent (3%) over the Basic Rent set forth above, and the Basic Rent for the second (2nd) Extension Term, if applicable, shall be increased by three percent (3%) over the Basic Rent for the first Extension Term.

3.
Extension of Lease.  Landlord and Tenant agree to extend the Lease term for an additional ten (10) month period from October 1, 2010 until July 31, 2011 (“Initial Expiration Date”). The Lease term may be further extended by Tenant pursuant to Section 9 below (the foregoing ten-month extension term, together with any extension periods under Section 9 are hereby referred to herein as the “Lease Term”).

4.	Operating Expenses. Effective the Lease Reset Date, the Base Year for the Lease Term shall be amended to be 2009.

5.	Security Deposit. Landlord recognizes the current security deposit in the amount of $59,253.80 on account and shall not require any additional security deposit for the Lease Term.

6.	Proportionate Share. Effective the Lease Reset Date, Tenant’s proportionate share shall be amended to be 52.71% for the Lease Term.

7.
Parking.  Tenant shall continue to pay $4,400.00 per month for the 44 parking spaces located in the parking lot adjacent to the gazebo in Colton Plaza through September 30, 2010, at which time the 44 parking spaces shall revert to Landlord’s sole control and usage, and Tenant shall have no further obligations or rights thereto; provided that such spaces shall be generally available for tenants and their visitors, including Tenant, of the Colton Plaza until such time as such parking spaces are reserved for the exclusive use of another tenant of the Colton Plaza.  Tenant shall also remit $1,800.00 for the 18 reserved parking spaces that were formerly Z Mario (now iLounge) parking spaces until the Surrender Date, at which time such 18 reserved parking spaces shall revert to Landlord’s sole control and usage and Tenant shall have no further obligations or rights thereto.  Tenant shall have parking rights with respect to the 104 parking spaces (“Tenant Parking Spaces”) (which through 9/30/10 shall consist of the forty four (44) reserved spaces adjacent to the gazebo in Colton Plaza and sixty (60) unreserved spaces, and after 9/30/10

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shall all be unreserved) located at 18872, 18912 and 18952 MacArthur parking lots which are next to the Leased Premises (collectively, the “Colton Plaza Parking Lots”) free of charge.  The number of Tenant Parking Spaces does not include any parking spaces required to comply with applicable handicap parking requirements under applicable laws, rule or regulations.  The only reserved parking spaces in the 18872 and 18912 MacArthur parking lots shall be up to eighty (80) spaces reserved to Z Mario (now iLounge), and in the event that Landlord provides any reserved spaces to future tenants of 18872 MacArthur, then Tenant shall receive a prorata amount of reserved spaces in the 18872 MacArthur parking lot based on Tenant’s rentable square feet in the 18872 MacArthur building compared to total rentable square feet in the 18872 MacArthur building, with the new reserved spaces provided to Tenant on the same terms and conditions as offered to the new tenant (eg. costs and location to building).  The new reserved parking spaces shall reduce the number of unreserved parking spaces allocated to Tenant.  Notwithstanding the above, anytime prior to 9/30/10 Tenant may convert the 44 reserved parking spaces to 44 unreserved parking spaces with Tenant having the obligation to continue to pay $4,400.00 per month until 9/30/10.  The Tenant shall then have 104 unreserved parking spaces located at 18872, 18912 and 18952 MacArthur parking lots which are next to the Leased Premises.

8.
Condition of Premises.  Tenant acknowledges that Landlord has made no representation and has given no warranty to Tenant regarding the fitness of the Leased Premises for Tenant’s continued use.  Tenant shall continue its tenancy in the Leased Premises in its “AS-IS” condition and “WITH ALL FAULTS,” as to items or conditions that do not constitute items or conditions that Landlord is obligated to maintain or repair under the Lease. Without limiting the foregoing, Landlord shall promptly repair and restore the items and conditions set forth on Exhibit A attached hereto and incorporated herein by reference. In the event Landlord fails to promptly repair or maintain any items or conditions that Landlord is obligated to repair or maintain under the Lease, including the items listed on Exhibit A, Tenant shall have the right to remedy, repair or maintain such items or conditions and offset the costs of such remedial work, repair or maintenance against Basic Rent, Additional Rent or any other amounts due Landlord by Tenant under the Lease.

9.
Options to Extend Lease. Provided Tenant is not in material default or breach under any of the terms, covenants, or conditions of the Lease, Tenant shall have two (2) options (the “Extension Options”) to extend the Lease for a period of one (1) year each (each such extension term an “Extension Term”), upon written notice to Landlord not less than two hundred seventy (270) days prior to (i) the Initial Expiration Date, in the case of the first of such extensions, or (ii) the expiration of the first Extension Term, in the case of the second such extension, upon the same terms and conditions of the Lease existing as of the Initial Expiration Date, other than the adjustment in the Basic Rent as set forth in Section 2 above.

10.
Furniture. Tenant, at Landlord’s option, shall transfer title to the Landlord for all furniture and cubicle systems owned by Tenant as of the Lease Reset Date and located on the first and fourth (1st and 4th) floors of the 18872 MacArthur Boulevard, free and clear of any liens. Additionally, upon Tenant vacating the second and third (2nd and 3rd) floors of 18872 MacArthur Boulevard, Tenant, at Landlord’s option, shall transfer title to the Landlord for all furniture and cubicle systems owned by Tenant as of the date Tenant vacates such second and third floors and located on the second and third floors, free and clear of any liens.

11.
Access Systems and Security Cameras.  Tenant shall continue to have the right to have access systems and security cameras in the Leased Premises and in the elevator lobby on the 1st floor of 18872 MacArthur Boulevard. Landlord and Tenant shall explore whether Tenant’s existing access systems and security cameras located in 18872 MacArthur Boulevard can reasonably be made available for shared use by Tenant and Landlord without impairing Tenant’s security requirements. Tenant shall not be obligated to provide security or monitoring services to Landlord or other tenants in the 18872 MacArthur Boulevard building, nor shall Tenant be liable to Landlord or other tenants for any security or monitoring services.  If there is an incident at the Property or Building, then Tenant shall allow Landlord and/or the police access to the

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security video.  In the event the existing access systems and security cameras can reasonably be shared by Landlord and Tenant, and Landlord chooses to use the system, then Landlord and Tenant shall enter into an addendum to this Amendment No. 12 covering the terms and conditions of such shared use, including the sharing of operating and maintenance costs and indemnification of Tenant. Upon the expiration of the Lease and Tenant vacating the Leased Premises, the access systems and security cameras shall become Landlord’s sole property, at no additional cost to Landlord.

12.
Signage.  Tenant, at Tenant’s sole cost and expense, shall remove the existing building top signage at 18952 MacArthur Boulevard and restore that area of the building’s façade where the sign was located that may have been damaged by the installation and the removal of the sign to its condition prior to the installation of the sign, less normal wear and tear. Landlord shall allow Tenant to keep the eyebrow signage on 18872 MacArthur Boulevard until such time that the Landlord needs the eyebrow signage to make such signage space available to another tenant in the 18872 MacArthur Boulevard building. Landlord shall give Tenant thirty (30) days written notice to remove the signage and restore that area of the building’s façade where the sign was located that may have been damaged by the installation and the removal of the sign to its condition prior to the installation of the sign, less normal wear and tear. Tenant shall retain the building top signage at 18872 MacArthur Boulevard through the Lease Term, with Tenant responsible for removing the signage and restoring the building at the expiration of the Lease Term in accordance with the signage agreement in the Lease.

13.
Notices.  Paragraph 21 of the Lease shall be amended in its entirety as follows: Any notice, advice, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid, certified/return receipt requested mail addressed to the Landlord at the said local office address of the Landlord as provided in the Lease, and if to the Tenant, either delivered personally to Tenant’s Chief Executive Officer (with copy to the Tenant’s Chief Legal Officer) or mailed by prepaid, certified/return receipt requested mail addressed to the Tenant’s Chief Executive Officer (with copy to Tenant’s Chief Legal Officer)  at the Leased Premises, or if an address of the Tenant is shown in the description of the Tenant in the Lease, to such address.  Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed.   The Landlord may from time to time by notice in writing to the Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it.  The Tenant may, if an address of the Tenant is shown in the description of the Tenant in the Lease, from time to time by notice in writing to the Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address to which such notices are to be mailed.

14.
Demolition and Redevelopment.  Notwithstanding anything contained in this Lease to the contrary, in the event the Landlord has a bone fide and good faith intent to demolish the 18872 MacArthur building and redevelop such area, then the Landlord, upon giving the Tenant two hundred and seventy (270) days’ prior written notice, shall have the right to terminate this Lease and this Lease shall thereupon expire on the expiration of two hundred and seventy (270) days from the date of the giving of such notice without compensation of any kind to the Tenant.

Notwithstanding the above, Landlord cannot give notice pursuant to this Section 14(b) to Tenant at any time prior to August 1, 2011, and may not exercise this right in order to terminate the Lease for any purpose other than to facilitate the demolition and redevelopment of the 18872 MacArthur building.

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15.
Authority.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Amendment No. 12 and that each person signing on behalf of Tenant is authorized to do so.

16.
Attorneys’ Fees.  If either party commences litigation against the other for the specific performance of this Amendment No. 12, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

17.
Confirmations.  Tenant hereby certifies and confirms to Landlord that as of Tenant’s execution and delivery hereof, to Tenant’s knowledge Landlord is not in material default under the Lease, as amended. Landlord hereby certifies and confirms to Tenant that as of Landlord’s execution and delivery hereof, to Landlord’s knowledge neither Landlord nor Tenant is in material default under the Lease, as amended.

18.
Brokers.  Tenant represents and warrants to Landlord that Tenant has not engaged any real estate broker or agent in connection with this Amendment No. 12 or its negotiation except for Colton Capital Corporation.  Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all cost, expenses, claims, and liabilities (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Amendment or its negotiation by reason of any discussions by Tenant with any other real estate broker or agent. Landlord shall be solely responsible for payment of a Broker’s commission to the Broker identified above, under the terms of a separate agreement.

19.
Confidentiality.  Tenant shall keep confidential and shall not disclose the terms and conditions set forth in this Lease, including, without limitation, the basic rent and additional rent, the term of the Lease and any extensions, and all other financial terms, without the prior written consent of the Landlord except: (1) to Tenant's directors, officers, partners, employees, legal counsel, accountants, engineers, architects, financial or real estate advisors and similar professionals and consultants to the extent that Tenant deems it necessary or appropriate in connection with the Lease transaction contemplated hereunder or in connection with Tenant’s evaluation of other office space (and Tenant shall inform each of the foregoing parties of Tenant's obligations under this Section 19 and shall secure the agreement of such parties to be bound by the confidentiality terms hereof) or (2) as otherwise required by law, rule, regulation, or order of any court or administrative or regulatory agency, including any disclosures or filings required by applicable state or federal securities laws, rules, regulations or orders.

20.
Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting the Lease, as amended and the Lease, as amended, supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe the Lease, as amended.  The Lease and any amendments, side letters or separate agreements executed by Landlord and Tenant in connection with the Lease, as amended and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Surrendered Premises and the Leased Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, none of the terms, covenants, conditions or provisions of the Lease, as amended, can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  Any deletion of language from the Lease, as amended,  prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended therey to state the converse of the deleted language.

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21.
Release.  Except as expressly set forth in this Amendment No. 12, Landlord and Tenant, and their respective officers, directors, shareholders, employees, partners, successors and assigns, hereby mutually release each other and each of their respective officers, directors, shareholders, employees, partners, successors and assigns, from any and all claims, demands, actions, liabilities and obligations, whether known or unknown, which they now have or which may hereafter accrue in the future arising prior to the date of this Amendment No. 12 under and/or in connection with the Lease, but only to the extent the Lease relates to the Surrendered Premises, including without limitation, the events and circumstances surrounding the entering into of the Lease.  Except as set forth in this Amendment No. 12, the parties shall, after the Surrender Date, have no claim or demand against each other in connection with the Lease as it relates to the Surrendered Premises. Except as expressly set forth in this Amendment No.12, it is the intention of the parties in executing this Amendment No. 12 that this Amendment No. 12 shall be effective as a full and final accord and satisfaction and general release from any and all matters released hereunder.  In furtherance of this intention, the parties acknowledge that each is familiar with Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Tenant’s Initials ______                                           Landlord’s Initials ______

The parties do hereby waive and relinquish all rights and benefits which each has or may have had under Section 1542 of the California Civil Code with respect to the subject matter of this Amendment No. 12.  It is understood by the parties that if the facts or law with respect to which the foregoing general release is given hereafter turn out to be other than or different from the facts or law in that connection not known to be or believed by either party to be true, then each party hereto expressly assumes the risk of the facts or law in that connection not known to be or believed by either party to be true, then each party hereto expressly assumes the risk of the facts or law turning out to be so different, and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission based upon differences in facts or law.

22.
Further Assurances.  Tenant shall, upon request by Landlord, execute and deliver such documentation and information and take such other action as may be reasonably necessary to effectuate the intent of this Amendment or to implement the provisions hereof.

Except as modified by this Amendment No. 12, all terms set forth in the Lease, as amended, continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 12 as of the day and year first written above.

Signatures on the following page

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LANDLORD: TPF Partners, a California general partnership By: Colton Real Estate Group, a California corporation Its: General Partner	TENANT: Autobytel Inc., a Delaware corporation

By:	/s/ Jon W. McClintock	By:	/s/ Glenn E. Fuller
Chief Financial Officer	Executive Vice President, Chief Legal and Administrative Officer and Secretary

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Exhibit A

2nd floor
•	Men’s and ladies room countertop needs repair.
•	Seal the perimeter of the bathroom where grout meets wall to prevent water from getting out of the bathrooms in case of overflow. This is the issue that caused the 2nd floor mold issue.
•	2nd floor still has mold issue from leak stated above.
•	Stairwell 2 between 2nd and 1st floor landing is getting loose again.
•	Remove power outlet from floor in office 257.

3rd floor
•	Laminate needs repair on stall in Men’s room.
•	Laminate needs repair on stall in Ladies room.
•	Repair toilet seat in Ladies room—slips.
•	Repair ceiling in ladies room from water damage.
•	Office 371 needs Carpet concepts to come out and finish installing carpet correctly. Carpet does not touch wall and baseboard is missing.
•	Both bathrooms could use some patch and paint.
•	Repair water damage and source of damage in ceiling of New UPS Equipment Area.

4th floor
•	Seal the kitchen floor where it meets wall so that any water issues from the kitchen won’t leak down to the 3rd floor. Mainly along window wall.
•	Complete pending patch and paint requests that are taking a very long time to get completed.
•	Prune trees to the right of the eyebrow signage.

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AMENDMENT NO. 13 TO LEASE

This Amendment No. 13 to Lease (“Amendment No. 13”) is entered into effective as of the 6th day of February 2009 (“Amendment Effective Date”) between TPF Partners, a California general partnership (“Landlord”) and Autobytel Inc., a Delaware corporation (“Tenant”).

RECITALS
A.
Tenant is a party to that certain Lease dated April 3, 1997 as amended in Amendment No. 1 to Lease dated July 9, 1998, Amendment No. 2 to Lease dated May 16, 2001, Amendment No. 3 to Lease dated May 16, 2001, Amendment No. 4 to Lease dated August 8, 2002, Amendment No. 5 to Lease dated September 12, 2003, Amendment No. 6 to Lease dated January 6, 2005, Amendment No. 7 to Lease dated March 14, 2005, Amendment No. 8 to Lease dated July 7, 2005, Amendment No. 9 to Lease dated July 26, 2005, Amendment No. 10 to Lease dated December 1, 2005, Notice of Lease Term Dates dated January 11, 2006, Amendment No. 11 to Lease dated January 19, 2006, Lease Surrender and Termination Agreement dated March 31, 2008 and Amendment 12 to Lease dated February 6, 2009 (collectively, the “Lease”) for the Premises located at second and third (2nd & 3rd) floors at 18872 MacArthur Boulevard, in the City of Irvine, California (collectively, the “Current Leased Premises”). The capitalized terms used and not otherwise defined herein shall have the same definition as set forth in the Lease.

B.	Landlord and Tenant mutually agree to further amend the Lease on the terms and conditions set forth here in this Amendment No. 13.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows (capitalized terms used and not otherwise defined herein shall have the meanings given in the Lease):

AGREEMENT

1.
Security Deposit. Landlord recognizes the current security deposit in the amount of $59,253.80 on account and shall refund $10,341.80, within ten (10) business days of the mutual execution of this Amendment, to Tenant for a total remaining security deposit in the amount of $48,912.00.

2.
Furniture.  Landlord shall remit $5,500.00, within ten (10) business days of the mutual execution of this Amendment, to Tenant for all of the Audio Visual equipment located on the fourth (4th) floor of the Building (in the small conference room and large conference room).  The Audio Visual Equipment shall include but not be limited to two (2) projectors, two (2) screens, wiring and cabling, controls and a podium with controls.

3.
Authority.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Amendment No. 13 and that each person signing on behalf of Tenant is authorized to do so.

4.
Attorneys’ Fees.  If either party commences litigation against the other for the specific performance of this Amendment No. 13, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

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5.
Confirmations.  Tenant hereby certifies and confirms to Landlord that as of Tenant’s execution and delivery hereof, to Tenant’s knowledge Landlord is not in material default under the Lease, as amended. Landlord hereby certifies and confirms to Tenant that as of Landlord’s execution and delivery hereof, to Landlord’s knowledge neither Landlord nor Tenant is in material default under the Lease, as amended.

6.
Brokers.  Tenant represents and warrants to Landlord that Tenant has not engaged any real estate broker or agent in connection with this Amendment No. 13 or its negotiation except for Colton Capital Corporation.  Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all cost, expenses, claims, and liabilities (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Amendment or its negotiation by reason of any discussions by Tenant with any other real estate broker or agent. Landlord shall be solely responsible for payment of a Broker’s commission to the Broker identified above, under the terms of a separate agreement.

7.
Confidentiality.  Tenant shall keep confidential and shall not disclose the terms and conditions set forth in this Lease, including, without limitation, the basic rent and additional rent, the term of the Lease and any extensions, and all other financial terms, without the prior written consent of the Landlord except: (1) to Tenant's directors, officers, partners, employees, legal counsel, accountants, engineers, architects, financial or real estate advisors and similar professionals and consultants to the extent that Tenant deems it necessary or appropriate in connection with the Lease transaction contemplated hereunder or in connection with Tenant’s evaluation of other office space (and Tenant shall inform each of the foregoing parties of Tenant's obligations under this Section 19 and shall secure the agreement of such parties to be bound by the confidentiality terms hereof) or (2) as otherwise required by law, rule, regulation, or order of any court or administrative or regulatory agency, including any disclosures or filings required by applicable state or federal securities laws, rules, regulations or orders.

8.
Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting the Lease, as amended and the Lease, as amended, supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe the Lease, as amended.  The Lease and any amendments, side letters or separate agreements executed by Landlord and Tenant in connection with the Lease, as amended and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Surrendered Premises and the Leased Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, none of the terms, covenants, conditions or provisions of the Lease, as amended, can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  Any deletion of language from the Lease, as amended,  prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

9.
Further Assurances.  Tenant shall, upon request by Landlord, execute and deliver such documentation and information and take such other action as may be reasonably necessary to effectuate the intent of this Amendment or to implement the provisions hereof.

Except as modified by this Amendment No. 13, all terms set forth in the Lease, as amended, continue to be in full force and effect.

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IN WITNESS WHEREOF, the parties have entered into this Amendment No. 13 as of the day and year first written above.

LANDLORD: TPF Partners, a California general partnership By: Colton Real Estate Group, a California corporation Its: General Partner	TENANT: Autobytel Inc., a Delaware corporation

By:	/s/ Jon W. McClintock	By:	/s/ Glenn E. Fuller
Chief Financial Officer	Executive Vice President, Chief Legal and Administrative Officer and Secretary

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AMENDMENT NO. 14 TO LEASE

This Amendment No. 14 to Lease (“Amendment No. 14”) is entered into as of the 9th day of November 2010 between TPF Partners, a California general partnership (“Landlord”) and Autobytel, Inc., a Delaware corporation (“Tenant”).

RECITALS
A.
Tenant is a party to that certain Lease dated April 3, 1997 as amended in Amendment No. 1 to Lease dated July 9, 1998, Amendment No. 2 to Lease dated May 16, 2001, Amendment No. 3 to Lease dated May 16, 2001, Amendment No. 4 to Lease dated August 8, 2002, Amendment No. 5 to Lease dated September 12, 2003, Amendment No. 6 to Lease dated January 6, 2005, Amendment No. 7 to Lease dated March 14, 2005, Amendment No. 8 to Lease dated July 7, 2005, Amendment No. 9 to Lease dated July 26, 2005, Amendment No. 10 to Lease dated December 1, 2005, Notice of Lease Term Dates dated January 11, 2006, Amendment No. 11 to Lease dated January 19, 2006, Lease Surrender and Termination Agreement dated March 31, 2008, Amendment No. 12 to Lease dated February 6, 2009, and Amendment No. 13 to Lease dated March 5, 2009 (collectively the “Lease”) covering certain Premises located at the second (2nd) and third (3rd) floors at 18872 MacArthur Blvd., City of Irvine, County of Orange, State of California (collectively, the “Current Leased Premises”) consisting of approximately 26,156 rentable square feet, all as more particularly set forth in the Lease.

B.	Landlord and Tenant mutually agree to extend the term of the Lease and to further amend the Lease on the terms and conditions set forth here in this Amendment No. 14.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows (capitalized terms used and not otherwise defined herein shall have the meanings given in the Lease):

AGREEMENT

1.
Extension of Lease.  Effective January 1, 2011 (the “Effective Date”), Landlord and Tenant agree to extend the lease term for an additional period (the “Extended Period”).  The Lease expiration date shall be extended to July 31, 2012.

2.	Basic Rent. The Basic Rent shall be as follows:

Months 1/01/11 – 7/31/12	Amount $37,926.50 per month

3.	Operating Expenses. Effective January 1, 2011, the Base Year shall be amended to 2011. Tenant shall not pay Operating Expenses for the period January 1, 2011 through July 31, 2012.

4.	Parking. Effective January 1, 2011, parking shall be pursuant to the Lease at no cost during the Extended Period.

5.
Condition of Premises.  Tenant acknowledges that Landlord has made no representation and has given no warranty to Tenant regarding the fitness of the Leased Premises for Tenant’s continued use.  Tenant shall continue its tenancy in the Original Leased Premises in its “AS-IS” condition and “WITH ALL FAULTS”,  except Landlord, at Landlord’s sole cost and expense, shall touch up the existing painted walls with building standard paint and clean the existing carpet.

6.
Options to Renew.  Section 9 of Amendment No. 12 to Lease shall be amended as follows: Tenant shall continue to have two (2) options to extend the Lease for a period of one (1) year each.  The Base Rent for the first extension shall be $1.50 per square foot per month, and the Base Rent for the second extension shall be $1.55 per square foot per month.  All other terms and conditions for the Options to Extend as provided for in Section 9 of Amendment No. 12 to Lease shall continue to apply.

7.	Right to Terminate. The lease termination rights provided for in the Lease shall be deleted. The Tenant shall have no further lease termination rights.

8.
Demolition and Redevelopment.  The date that Landlord may give Tenant notice pursuant to Section 14 of Amendment No. 12 to Lease shall be revised to August 1, 2012.  All other terms and conditions of Section 14 of Amendment No. 12 to Lease shall continue to apply.

9.
Signage.  Tenant shall continue to have Signage rights for the Extended Period as provided for in Section 12 of Amendment No. 12 to Lease. If Tenant on the First Floor of subject Property chooses to exercise their eyebrow signage rights, Tenant will not be required to pay for the removal of their eyebrow sign or

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restoration. If Tenant on the First Floor of subject Property does not exercise their eyebrow signage rights prior to Tenant terminating their Lease then, and only then, will Tenant be responsible for removal of their eyebrow sign and restoration.

10.
Authority.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Amendment No. 14 and that each person signing on behalf of Tenant is authorized to do so.

11.
Attorneys’ Fees.  If either party commences litigation against the other for the specific performance of this Amendment No. 14, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

12.
Confirmations.  Tenant hereby certifies and confirms to Landlord that as of Tenant’s execution and delivery hereof, to Tenant’s knowledge Landlord is not in material default under the Lease, as amended. Landlord hereby certifies and confirms to Tenant that as of Landlord’s execution and delivery hereof, to Landlord’s knowledge neither Landlord nor Tenant is in material default under the Lease, as amended.

13.
Brokers.  Tenant represents and warrants to Landlord that Tenant has not dealt with any real estate broker or agent in connection with this Amendment No. 14 or its negotiation except for Colton Capital Corporation and CBRE.  Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all cost, expenses, claims, and liabilities (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Amendment or its negotiation by reason of any act of Tenant.  Landlord shall be solely responsible for payment of a Broker’s commission to the Broker identified above, under the terms of a separate agreement.

14.
Confidentiality.  Tenant shall keep confidential and shall not disclose the terms and conditions set forth in this Lease, including, without limitation, the basic rent and additional rent, the term of the Lease and any extensions, and all other financial terms, without the prior written consent of the Landlord except: (1) to Tenant's directors, officers, partners, legal counsel, accountants, financial advisors and similar professionals and consultants to the extent that Tenant deems it necessary or appropriate in connection with the Lease transaction contemplated hereunder (and Tenant shall inform each of the foregoing parties of Tenant's obligations under this Section and shall secure the agreement of such parties to be bound by the confidentiality terms hereof) or (2) as otherwise required by law, rule, regulation, or order of any court or administrative or regulatory agency, including any disclosures or filings required by applicable state or federal securities laws, rules, regulations or orders.

15.
Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting the Lease, as amended and the Lease, as amended, supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe the Lease, as amended.  The Lease and any amendments or side letters or separate agreements executed by Landlord and Tenant in connection with the Lease, as amended and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, none of the terms, covenants, conditions or provisions of the Lease, as amended, can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  Any deletion of language from the Lease, as amended prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

16.
Further Assurances.  Tenant shall, upon request by Landlord, execute and deliver such documentation and information and take such other action as may be reasonably necessary to effectuate the intent of this Amendment or to implement the provisions hereof.

Except as modified by Amendment No. 14, all terms set forth in the Lease, as amended, continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 14 as of the day and year first written above.

Signatures appear on next page.

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LANDLORD: TPF Partners, a California general partnership By: Colton Real Estate Group, a California corporation Its: General Partner	TENANT: Autobytel Inc., a Delaware corporation

By:	/s/ Jon W. McClintock	By:	/s/ Glenn E. Fuller
Chief Financial Officer	Executive Vice President, Chief Legal and Administrative Officer and Secretary

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